Exhibit 99.1

CONTACTS
CORPORATE COMMUNICATIONS	INVESTOR RELATIONS
Lisa Mansfield	Patrick O’Connor
Corporate Marketing	Chief Financial Officer
Aviza Technology, Inc.	Aviza Technology, Inc.
Phone +1 (831) 439-6444	Phone +1 (831) 439-6360
Fax +1 (831) 439-6223	Fax +1 (831) 439-6320
lisa.mansfield@aviza.com	pat.oconnor@aviza.com

AVIZA TECHNOLOGY UPDATES GUIDANCE FOR FIRST QUARTER FISCAL 2009

Retains Needham & Company to Explore Financial and Strategic Options

SCOTTS VALLEY, Calif., January 7, 2009—Aviza Technology, Inc. (NASDAQ: AVZA), a supplier of advanced semiconductor equipment and process technologies for the global semiconductor industry and related markets, today announced that it expects to exceed its previously announced adjusted net income guidance for the first quarter of fiscal 2009, which ended on December 26, 2008, and that it has retained Needham & Company, LLC to assist the Company in reviewing its financial and strategic options.

Aviza expects that net sales for the first quarter of fiscal 2009 will be at the low end of the original guidance range of $25 million to $32 million.  However, Aviza expects that adjusted net income for the first quarter of fiscal 2009 will be in the range of $1 million to $4 million, a substantial improvement over the original guidance range of $50,000 to an adjusted net loss of $4 million.  The improvements were a result of the faster impact of cost reduction measures and favorable currency exchange translation.

	Original Guidance	Updated Guidance

Net Sales:	$25 million - $32 million	Low end of range

Adjusted Net Income:	$50,000 - ($4 million)	$1 million - $4 million

Additionally, the company has decided to engage Needham & Company to explore partnering, financing and business development options.

“We believe the results of our December quarter will reflect our ongoing efforts to improve our financial performance in the face of an extremely challenging macroeconomic environment. We are pleased that we’ve been able continue to decrease operating costs while maintaining our focus on our served markets with our single-wafer products.” said Jerry Cutini, President and Chief Executive Officer of Aviza Technology.  “Additionally, we’ve decided to engage Needham & Company to assist us in evaluating our financial and strategic options.  We are looking forward to working closely with them as we move through a very difficult and unpredictable economy.  Aviza and Needham & Company have a long history of working together and more importantly, they have a significant depth of experience in the semiconductor capital equipment industry.”

Safe Harbor

This press release contains forward-looking statements.  These forward-looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations.  You should not rely upon these forward-looking statements as predictions of future events because we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur.  These forward-looking statements include, but are not limited to, our guidance about our expected operating performance for the first quarter of fiscal 2009, the statements made by Jerry Cutini and all statements containing the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.  Many factors could cause our actual results to differ materially from those projected in these forward-looking statements.  Some of these factors and other important factors are detailed in our various Securities and Exchange Commission filings, particularly in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available from us without charge.  Please review these filings and do not place undue reliance on these forward-looking statements.  We assume no obligation to update forward-looking statements.

About Aviza Technology, Inc.

Aviza Technology, Inc. designs, manufactures, sells and supports advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets.  The company’s systems are used in a variety of segments of the semiconductor market, such as advanced silicon for memory devices, advanced 3-D packaging and power integrated circuits for communications.  Aviza’s common stock is publicly traded on the NASDAQ Global Market (NASDAQ GM: AVZA).  Aviza is headquartered in Scotts Valley, Calif., with manufacturing, R&D, sales and customer support facilities located in the United Kingdom, Germany, France, Taiwan, China, Japan, Korea, Singapore and Malaysia.  Additional information about the company can be found at http://www.aviza.com.

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